[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]







October 5, 2000



Cooperative Bankshares, Inc.
Corporate Headquarters
201 Market Street
P.O. Box 600
Wilmington, N.C. 28042

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Cooperative Bankshares, Inc. (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-KA, as part of the Company's Form 8-K report dated September 21, 2000. We agree with the statements concerning our Firm in such Form 8-KA.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP